Arthur Andersen








Consent of Independent Public Accountants

To the Shareholders and Trustees of
Pioneer Tax-Free Income Fund



As independent public accountants, we hereby consent to the use of our report on Pioneer Tax-Free Income Fund dated February 4, 2000 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 41 and Amendment No. 33 to Registration Statement File Nos. 2-57653 and 811-07597, respectively.



                                        /s/ Arthur Andersen LLP
                                        Arthur Andersen LLP

Boston, Massachusetts
April 27, 2000